AMENDED AND RESTATED TERM PROMISSORY NOTE

$4,425,000    New York, New York
February 21, 2012

FOR VALUE RECEIVED, 100 MAPLE LLC, a Delaware limited liability company (“Debtor”), hereby unconditionally promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association (“Payee”), at the offices of Payee at 100 Park Avenue, 14th Floor, New York, New York 10017, or at such other place as Payee or any holder hereof may from time to time designate, the principal sum of FOUR MILLION FOUR HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS ($4,425,000) in lawful money of the United States of America and in immediately available funds, in thirty-six (36) consecutive monthly installments of principal (or earlier as hereinafter provided) on the first day of each month commencing March 1, 2012 of which the first thirty-five (35) installments shall each be in the amount of TWENTY-FOUR THOUSAND FIVE HUNDRED EIGHTY THREE AND 33/100 DOLLARS ($24,583.33), and the last and thirty-sixth (36th) installment shall be in the amount of the entire unpaid balance of this Note.
Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate (as hereinafter defined). Such interest shall be paid in like money at said office or place from the date hereof, commencing March 1, 2012 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default (as hereinafter defined) or termination or non‑renewal of the Loan Agreement (as hereinafter defined) shall be payable upon demand.
For purposes hereof, (a) the term “Interest Rate” shall mean a rate of one and three-quarters percent (1.75%) per annum in excess of the Adjusted Eurodollar Rate (as hereinafter defined); provided, that, at Payee’s option, the Interest Rate shall mean a rate of three and three-quarters percent (3.75%) per annum in excess of the Adjusted Eurodollar Rate upon and after an Event of Default or termination or non‑renewal of the Loan Agreement (as hereinafter defined), (b) the term “Adjusted Eurodollar Rate” shall mean the Adjusted Eurodollar Rate for a one (1) month Interest Period, as such terms are defined in the Loan Agreement, (c) the term “Event of Default” shall mean an Event of Default as such term is defined in the Fee and Leasehold Deed of Trust and Security Agreement (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Deed of Trust”), dated November 22, 1999 and recorded on December 3, 1999 in Book 1349, Page 713, in the Office of the Register of Deeds, Alamance County, North Carolina, by and among Payee, Debtor and Liggett Group LLC, as successor to Liggett Group Inc. (“Liggett”), and (d) the term “Loan Agreement” shall mean the Second Amended and Restated Loan and Security Agreement, dated as of the date hereof, among Liggett, Debtor and Payee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement.
The Interest Rate payable hereunder shall be adjusted on the first day of each Interest Period and shall be equal to the Adjusted Eurodollar Rate as calculated on the first day of each such Interest Period. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of North Carolina or other applicable law.

This Note is secured by the Property, as defined in the Deed of Trust, and all guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Debtor or any other party in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, being collectively referred to herein as the “Financing Agreements”), and Payee is entitled to all of the benefits and rights thereof and of the other Financing Agreements.
Debtor may prepay this Note at any time, in whole or in part, without any premium, penalty, fee, charge or other cost or expense of any kind whatsoever.
If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor’s obligations, liabilities and indebtedness owing to Payee under the Loan Agreement and the other Financing Agreements (the “Obligations”), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Interest Rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys’ fees and legal expenses actually incurred.
Debtor (a) waives diligence, demand, presentment, protest and notice of any kind, (b) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (c) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. Upon any Event of Default or termination or non‑renewal of the Loan Agreement, Payee shall have the right, but not the obligation, to setoff against this Note all money owed by Payee to Debtor.
Payee shall not be required to resort to the Property, as defined in the Deed of Trust, or any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.
The validity, interpretation and enforcement of this Note and the other Financing Agreements and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).
Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Debtor and Payee in respect of this Note or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Debtor and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Property, as defined in the Deed of Trust, or Collateral or to otherwise enforce its rights against Debtor or its property).
Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it and service so made shall be deemed to be completed upon delivery to Debtor, or, at Payee’s option, by service upon Debtor in any other manner provided under the rules of any such courts.
DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS NOTE OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN DEBTOR AND PAYEE IN RESPECT OF THIS NOTE OR THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.
The execution and delivery of this Note has been authorized by the manager of Debtor and by any necessary vote or consent of the members of Debtor.
This Note shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term “Debtor” shall be deemed to include its successors and assigns and the term “Payee” shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.
This Note amends and restates in its entirety that certain Term Promissory Note dated August 10, 2007 heretofore executed and delivered by Debtor in favor of Payee (the “Existing Note”), and evidences the outstanding principal balance of the Mebane Loan outstanding as of the date hereof. This Note is being delivered in substitution for and replacement of, and not in satisfaction of, the Existing Note. This Note is not intended to extinguish, release or otherwise discharge the Debtor’s obligations under the Existing Note and is not intended to be a novation of the Debtor’s obligations thereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, Debtor has caused this Note to be duly executed as of the day and year first above written.
100 MAPLE LLC

By:    /s/ Ronald J. Bernstein
Name:    Ronald J. Bernstein
Title:    Manager

[Signature Page to Amended and Restated Term Promissory Note]